                          GRAY COMMUNICATIONS SYSTEMS, INC.
                             126 North Washington Street
                                Albany, Georgia 31701
                            Telephone No.:  (912) 888-9390
                           Telecopier No.:  (912) 888-9374


                           ________________________________

                   PREFERRED STOCK EXCHANGE AND PURCHASE AGREEMENT
                           ________________________________

Dated as of __________________, 1996

Bull Run Corporation
4370 Peachtree Road
Atlanta, Georgia  30319

Ladies and Gentlemen:

    The undersigned, Gray Communications Systems, Inc., a Georgia corporation (the "Company"), hereby agrees with you as follows:

                             ISSUANCE OF PREFERRED STOCK.

    CREATION AND AUTHORIZATION OF PREFERRED STOCK.

    The Company has created and authorized the issuance and sale of a Series A Preferred Stock and a Series B Preferred Stock, each of which has the designation, number of shares, powers and restrictions as set forth on EXHIBIT A (such preferred stock is hereby referred to collectively as the "Preferred Stock" and by series as the "Series A Preferred" and the "Series B Preferred").

    EXCHANGE OF NOTE FOR SERIES A PREFERRED; CLOSING.

    On January 3, 1996 you purchased from the Company its 8.0% Subordinated
Note due January 3, 2005 in the original principal amount of $10,000,000 (the "Note"). In connection with your purchase of the Note, the Company issued you a Warrant to Purchase Common Stock entitling you to purchase up to 487,500 shares of the Company's Class A Common Stock (the "Original Warrant"). The Company agrees to issue to you in exchange for the Note and, upon and subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein, you agree to transfer and exchange the Note for 1,000 shares of the Series A Preferred. In connection with the transfer of the Note for the Series A Preferred, you agree to surrender the Original Warrant for an amended warrant substantially on the terms and conditions of the warrant attached hereto as EXHIBIT B (the "New Warrant"). The 1,000 shares of the Series A Preferred are to be issued in exchange for the Note, and the New Warrant will be delivered, at a closing (the "Closing") to be held on ___________________, 1996 at 10:00 a.m., Atlanta, Georgia time (the
"Closing Date"), at the offices of Alston & Bird, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424. On the Closing Date, the Company will deliver to you a certificate or certificates dated the Closing Date representing the 1,000 shares of the Series A Preferred registered in your name, or in the name of such nominee as you shall have designated by notice to the Company. The delivery of such 1,000 shares of Series A Preferred to you shall be made against delivery of the Note to the Company.

1.3  PURCHASE AND SALE OF SERIES B PREFERRED; CLOSING.

The Company agrees to sell to you, and upon and subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein, you agree to purchase from the Company, 1,000 shares of Series B Preferred for an aggregate price of $10 million (the "PURCHASE PRICE"). The Company also agrees to issue you a warrant to purchase up to 500,000 shares of the Company's Class A

Common Stock substantially on the terms and conditions of the warrant attached hereto as EXHIBIT C (the "Series B Warrant" and collectively with the New Warrant, the "Warrants"). The 1,000 shares of Series B Preferred are to be sold and delivered, and the Series B Warrant will be delivered, at the Closing. On the Closing Date, the Company will deliver to you a certificate or certificates dated the Closing Date representing the 1,000 shares of the Series B Preferred registered in your name, or in the name of such nominee as you shall have designated by notice to the Company. The delivery of such 1,000 shares of Series B Preferred to you shall be made against payment in the amount of the Purchase Price by wire transfer of immediately available funds to the Company's account at NationsBank (ABA No. 061000078), Account No. 6225659, Reference: Gray Communications Systems, Inc., Notify: Natalie Duggan upon receipt (912) 434-8730.

1.4  DEFINITIONS.

    Certain capitalized terms used in this Agreement are defined in Section 8.1 hereof. References to a "Schedule" or "Exhibit" are, unless otherwise specified, to the appropriate Schedule or Exhibit annexed to this Agreement, each of which is deemed to be a part hereof.

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

2.1  VALIDITY OF STOCK.

    The Preferred Stock has been duly authorized and when issued will be validly issued, fully paid and non-assessable, free and clear of all liens, charges, restrictions, claims and encumbrances, and shall not be subject to any preemptive rights, rights of first refusal or redemption rights. The Class A Common Stock to be issued pursuant to the Warrants has been duly authorized and, when issued in compliance with the provisions of the Warrants, will be validly issued, fully paid and nonassessable, will be free and clear of all liens, charges, restrictions, claims and encumbrances, and shall not be subject to any preemptive rights or rights of first refusal. The Class A Common Stock to be issued pursuant to the Warrants has been duly and validly reserved for issuance upon exercise of the Warrants. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Articles of Incorporation of the Company, as amended, previously delivered to Purchaser, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws.

2.2  CAPACITY AND VALIDITY.

    The Company has the full corporate power, capacity and authority necessary to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and issue, sell and deliver the Preferred Stock and the Warrants and the Class A Common Stock to be issued upon exercise of the Warrants. The execution, delivery and performance of this Agreement have been approved by all necessary action of the Board of Directors and shareholders of the Company. This Agreement has been duly executed and delivered by duly authorized officers of the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally.

2.3  ORGANIZATION.

    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has full corporate power and authority to own, lease and operate its assets and to carry on its business.
The character of the Company's assets or the nature of the Company's business do not require the Company to be qualified or licensed to transact business as a foreign corporation in good standing in any other jurisdiction, except where the failure to so qualify or be so licensed would not have a Material

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Adverse Effect on the Company.  Complete and correct copies of the Articles of
Incorporation, and all amendments thereto, of the Company (certified by the Secretary of State of Georgia) and By-Laws of the Company, and all amendments thereto, (certified by the Secretary of the Company) have been previously provided to Purchaser.

2.4  CAPITALIZATION.

    The authorized capital stock of the Company consists of (i) 20,000,000 shares of preferred stock, of which 1,000 is Series A Preferred Stock, of which [_______________] are issued and outstanding, [______________] is Series B
Preferred Stock, of which [________________] shares are issued and outstanding, and [________________] is undesignated; (ii) 15,000,000 shares of Class A Common Stock, of which [_________________] shares are issued and outstanding; and (iii) 15,000,000 shares of Class B Common Stock, of which [______________] shares are issued and outstanding. All of the issued and outstanding shares of preferred stock, Class A Common Stock and Class B Common Stock are duly and validly issued and outstanding, are fully paid and nonassessable and were issued pursuant to a valid registration, or a valid exemption from registration, under the Securities Act of 1933, as amended, and all applicable state securities laws. Other than the shares of Class A Common Stock reserved for issuance pursuant to the Warrants and other than shares of Class A Common Stock reserved for issuance pursuant employee benefit and stock option plans, no capital stock of the Company is reserved for issuance. The Company has no obligation to issue any additional preferred stock, Class A Common Stock, Class B Common Stock or securities convertible or exchangeable for preferred stock, Class A Common Stock, Class B Common Stock, or options or warrants for the purchase of (a) any preferred stock, Class A Common Stock or Class B Common Stock or (b) any securities convertible into or exchangeable for any preferred stock, Class A Common Stock or Class B Common Stock. Other than one individual with incidental registration rights that have been waived in connection with the transactions contemplated by this Agreement, there are no outstanding rights to either demand registration of any preferred stock, Class A Common Stock, or Class B Common Stock under the Securities Act of 1933, as amended, or to sell any preferred stock, Class A Common Stock, or Class B Common Stock in connection with such a registration of preferred stock, Class A Common Stock, or Class B Common Stock.

2.5  NO CONFLICT.

    Except as disclosed on SCHEDULE 2.5, neither the execution, delivery and performance of this Agreement by either the Company nor the consummation by the Company of the transactions contemplated hereby or thereby will (i) conflict with or result in a violation, contravention or breach of any of the terms, conditions or provisions of the Articles of Incorporation, as amended, or the By-Laws, as amended, of the Company, (ii) result in a violation, contravention or breach of or constitute (with due notice or lapse of time or both) a default under, or require the consent or approval of any party to, any agreement, contract, permit, license or other instrument of the Company, (iii) result in the violation of any law, statute, rule, regulation, ordinance or judicial or administrative decision or order, or (iv) result in the creation or imposition of any lien, charge, encumbrance, restriction or claim of any nature whatsoever upon any of the assets or securities of the Company.

2.6  SEC REPORTS AND FINANCIAL STATEMENTS.

    The Company has filed with the Securities and Exchange Commission (the "SEC"), and has heretofore provided to Purchaser, true and complete copies of, all forms, reports, schedules, statements and other documents and information required to be filed by it since January 1, 1990 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the Securities Act of 1933, as amended (the "Securities Act"), (as such documents have been amended since the time of their filing, collectively, the "Company SEC Documents"). The Company SEC Documents , including without limitation any financial statements and schedules included therein, at the time filed or, in subsequently amended, as so amended, (i) did not contain

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any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited financial statements, to customary year-end audit adjustments) the financial position of the Company as at the dates thereof and the results of its operations and cash flows for the periods then ended.

2.7  ABSENCE OF UNDISCLOSED LIABILITIES.

    Except as and to the extent set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, or as disclosed in the Form 10-Q for the six month period ended June 30, 1996, as of June 30, 1996, the Company had no liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on the balance sheet of the Company (including the notes thereto) as of such date. Since June 30, 1996, the Company has not incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, not in the ordinary course of business or which would have, individually or in the aggregate, a material adverse effect on the Company.

2.8  STATEMENTS TRUE AND CORRECT.

    No representation or warranty made by the Company in this Agreement nor any statement, certificate or instrument furnished or to be furnished to Purchaser pursuant to this Agreement or any other document, agreement or instrument referred to herein or therein, contains or will contain any untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading.

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                          REPRESENTATIONS OF THE PURCHASER.

    NO INTENT TO DISTRIBUTE.

    This Agreement is made with you in reliance upon your representation to the Company, which by your acceptance hereof you confirm, that you are purchasing the Preferred Stock for your own account and not with a view to the distribution thereof, and that you have no present intention of distributing any of the same; PROVIDED, HOWEVER, that the disposition of your property shall be at all times within your own control and that your right to sell or otherwise dispose of all or any part of the Preferred Stock purchased or acquired by you pursuant to an effective registration statement under the Securities Act or under an exemption from such registration available under the Securities Act (including but not limited to the exemption provided by Rule 144A promulgated under the Securities
Act) and in accordance with any applicable state securities law shall not be prejudiced; PROVIDED, FURTHER, that you acknowledge that nothing in this Agreement is intended to impose an obligation on the Company to register the Preferred Stock or underlying Common Stock under the Securities Act or any state securities law. The Company covenants that it will, upon the request of the holder of any of the Preferred Stock, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Preferred Stock. For the purpose of this Section 3.1., the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act. You hereby represent that you have not engaged any Person to act as your agent, broker or dealer in connection with the purchase of the Preferred Stock hereunder. The Company and you each acknowledge that the shares of the Preferred Stock are securities (as defined in the Securities Act and the Exchange Act).

3.2  CAPACITY AND VALIDITY.

    Purchaser has the full corporate power, capacity and authority necessary to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been approved by all necessary action of the Board of Directors of the Company. This Agreement has been duly executed and delivered by duly authorized officers of Purchaser and constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally.

3.3  NO CONFLICT.

    Except as disclosed on SCHEDULE 3.3, neither the execution, delivery and performance of this Agreement by either Purchaser nor the consummation by Purchaser of the transactions contemplated hereby or thereby will (i) conflict with or result in a violation, contravention or breach of any of the terms, conditions or provisions of the Articles of Incorporation, as amended, or the By-Laws, as amended, of Purchaser, (ii) result in a violation, contravention or breach of or constitute (with due notice or lapse of time or both) a default under, or require the consent or approval of any party to, any agreement, contract, permit, license or other instrument of Purchaser, (iii) result in the violation of any law, statute, rule, regulation, ordinance or judicial or administrative decision or order, or (iv) result in the creation or imposition of any lien, charge, encumbrance, restriction or claim of any nature whatsoever upon any of the assets or securities of Purchaser.

3.4  ORGANIZATION.

         Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has full corporate power and authority to own, lease and operate its assets and to carry on its business.

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                CONDITIONS OF OBLIGATION TO PURCHASE PREFERRED STOCK.

    Your obligation to exchange the Note for the Series A Preferred and to purchase and pay for the Series B Preferred on the Closing Date shall be subject to the satisfaction, prior to or concurrently with such exchange and purchase and payment, of the following conditions:

    (a) You shall have received an executed copy of this Agreement and certificates representing 1,000 shares of the Series A Preferred and 1,000 shares of the Series B Preferred.

    (b) You shall have received from Heyman & Sizemore, counsel for the Company, an opinion, dated the Closing Date, substantially in the form of EXHIBIT D hereto.

    (c) The representations and warranties of the Company contained herein shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date. You shall have received an Officer's Certificate, dated the Closing Date, to the effect of the foregoing sentence.

    (d) The New Warrant and the Series B Warrant shall have been executed by the Company and delivered to you.

    (e) To the extent required by the terms of the Teachers Note Agreement and the Bank Credit Agreement, you shall have received a written consent from Teachers Insurance and Annuity Association of America and NationsBank, N.A., in its capacity as the Administrative Agent pursuant to the Bank Credit Agreement, each in form and substance satisfactory to you and your Counsel in connection with the execution, delivery and performance of this Agreement, the Warrants and the transactions contemplated hereby and thereby.

    (f) Any taxes, fees and other charges due in connection with the issuance and exchange or sale of the Preferred Stock and the Warrants shall have been paid in full by the Company.

    (g) All proceedings and actions taken on or prior to the Closing Date in connection with the transactions contemplated by this Agreement and all instruments incident thereto, shall be in form and substance satisfactory to you and your counsel, and you and your counsel shall have received copies of all documents that you or they may reasonably request in connection with such proceedings, actions and transactions.

                                      EXPENSES.

    Whether or not the Preferred Stock shall be exchanged and sold as contemplated by this Agreement or whether or not this Agreement shall be terminated, the Company agrees to pay, and to hold you harmless against liability for, all reasonable costs and expenses relating to this Agreement any additional documents prepared in connection herewith, the Preferred Stock or any agreement or instrument contemplated hereby (whether or not the same shall have come into effect). The obligations of the Company under this Section 5 shall survive the termination of this Agreement.

                                   ISSUANCE TAXES.

    The Company will pay all taxes in connection with the execution and delivery of this Agreement, the issuance and exchange or sale of the Preferred Stock and the Warrants by the Company. The obligations of the Company under this Section 6 shall survive the termination of this Agreement.

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                         7.CERTAIN COVENANTS OF THE COMPANY.

7.1  FINANCIAL INFORMATION.

    From and after the date of this Agreement, the Company shall provide to Purchaser all financial information reasonably requested by Purchaser in such form and at such times as reasonably necessary to allow Purchaser to prepare and file any and all forms, reports, schedules, statements and other documents and information required to be filed by it under the Exchange Act or the Securities Act.

7.2  BASIC INFORMATION AND ACCESS.

    (a) The Company shall permit Purchaser and such persons as it may designate, at Purchaser's expense (i) to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss its and their affairs, finances and accounts with its and their officers, partners, employees and public accountants (and the Company hereby authorizes said accountants to discuss with the Purchaser and its designees such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested; (ii) to examine the books and records of the Company and its subsidiaries, if any, and to take copies and extracts therefrom; and (iii) to consult with and advise the management of the Company and its subsidiaries, if any, as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice.

    (b) Promptly following receipt by the Company, the Company shall furnish to Purchaser a copy of each audit response letter, accountant's management letter and other written report submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company and its subsidiaries, if any.

    (c) Promptly after the commencement thereof, the Company shall furnish to Purchaser notice of all actions, suits, claims, proceedings, investigations and inquiries that could materially adversely affect the Company or any of its subsidiaries, if any.

    (d) Promptly upon sending, making available or filing the same, the Company shall furnish to Purchaser all press releases, reports and financial statements that the Company sends or makes available to its shareholders or directors or files with the SEC.

    (e) Promptly, from time to time, the Company shall furnish to Purchaser such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries, if any, as such Purchaser reasonably may request.

                  8.INTERPRETATION OF AGREEMENT AND PREFERRED STOCK.

8.1.  DEFINITIONS.

    Except as the context shall otherwise require, the following terms shall have the following meanings for all purposes of this Agreement (the definitions to be applicable to both the singular and the plural form of the terns defined, where either such form is used in this Agreement):

         "AFFILIATE," with respect to any Person (hereinafter "such Person"), shall mean any other Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person or another Affiliate of such Person, (ii) which beneficially owns or holds 5% or more of the shares of any class of the Voting Stock of such Person, or (iii) 5% or more of the shares of any class of Voting Stock of which is beneficially owned or held of record by such Person or any of its Subsidiaries. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise. "AFFILIATE," when used herein without reference to any Person, shall mean an Affiliate of the Company.

         "BANK CREDIT AGREEMENT" shall mean that certain Credit Agreement dated as of April 22, 1994 by and among the Company, the Lenders listed therein, and Bank South (k/n/a NationsBank, N.A.), as Administrative Agent, as modified and amended and as the same may be further amended, supplemented or restated from time to time.

         "CLOSING DATE" shall have the meaning set forth in Section 1.2.
    hereof.

         "COMPANY" shall have the meaning set forth in the first sentence hereof.

         "DOLLARS" or "$" shall mean the lawful currency of the United States of America, and in relation to any payment under this Agreement, same day or immediately available funds.

         The terms "HEREOF," "HEREIN," "HEREUNDER" and other words of similar import shall be construed to refer to this Agreement as a whole and not to any particular Section or other subsection.

         "OFFICER'S CERTIFICATE" shall mean a certificate executed on behalf of the Company by the Chairman of the Board, the President or any Vice President of the Company.

         "PERSON" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government (or any agency or political subsection thereof).

         "PURCHASE PRICE" shall have the meaning set forth in Section 1.3 hereof.

         "TEACHERS DEBT" shall mean all obligations, indebtedness or liabilities of the Company which may now or hereafter exist under the Teachers Note Agreement or any of the Company's Senior Notes issued thereunder.

         "TEACHERS NOTE AGREEMENT" shall mean that certain Note Purchase Agreement dated as of April 15, 1994, between the Company and Teachers Insurance and Annuity Association of America, and its successors and assigns, and any amendment, supplement or restatement thereof.

         The term "THIS AGREEMENT" shall mean this Preferred Stock Exchange and Purchase Agreement (including the annexed Exhibits and Schedules), as it may from time to time be amended, supplemented or modified in accordance with its terms.

8.2  DIRECTLY OR INDIRECTLY.

    Any provision in this Agreement referring to action to be taken by any Person, or that such Person is prohibited from taking, shall be applicable whether such action is taken directly or indirectly by such Person.

8.3  GOVERNING LAW.

    THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA.

8.4  HEADINGS.

    The headings of the Sections and other subsections of this Agreement have been inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

                                   9.MISCELLANEOUS.

9.1  NOTICES.

    (a) All communications under this Agreement or the Preferred Stock shall be in writing and shall be delivered or mailed or sent by facsimile transmission
(i) if to you, to you at your address set forth on the first page hereof, marked for the attention of Robert S. Prather, Jr., or at such other address as you may have furnished to the Company in writing, (ii) if to any other holder of the Preferred Stock, to it at its address listed in the stock books maintained by the Company or its transfer agent, or at such other address as such holder of Preferred Stock shall have furnished to the Company in writing and (iii) if to the Company, to it at its address shown at the head of this Agreement or at such other address or facsimile number as it shall have furnished in writing to you and all other holders of the Preferred Stock at the time outstanding.

    (b) Any written communication so addressed and mailed by certified or registered mail, return receipt requested, shall be deemed to have been given when so mailed. All other written communications shall be deemed to have been given upon receipt thereof.

9.2. SURVIVAL.

    All representations, warranties and covenants made by the Company herein delivered under or in connection with this Agreement shall be considered to have been relied upon by you and shall survive the delivery to you of the Preferred Stock regardless of any investigation made by you or on your behalf. All statements in any such certificate or other instrument shall constitute representations and warranties of the Company hereunder.

9.3  SUCCESSORS AND ASSIGNS.

    This Agreement shall be binding upon the parties hereof and their respective successors and assigns, and shall inure to the benefit of and be enforceable by the parties hereof and their respective successors and assigns permitted hereunder; PROVIDED, HOWEVER, that you shall not have any obligation to exchange or purchase Preferred Stock of any Person other than Gray Communications Systems, Inc., a Georgia corporation. Whether or not expressly so stated and subject to the restrictions set forth herein, the provisions of this Agreement are intended to be for your benefit and for the benefit of all holders from time to time of the Preferred Stock, and shall be enforceable by you and any other such holder of the Preferred Stock whether or not an express assignment to such holder of rights under this Agreement shall have been made by you or your successors or assigns.

9.4  AMENDMENT AND WAIVER.

    (a) This Agreement may be amended or supplemented, and the observance of any term hereof or thereof may be waived, with the written consent of the Company and (i) on or prior to the Closing Date, you, and (ii) after the Closing Date, the holders of 67% of the shares of the Preferred Stock then outstanding; PROVIDED, HOWEVER, that no such amendment, supplement or waiver shall, without the written consent of the holders of all the Preferred Stock then outstanding,
(x) change, with respect to the Preferred Stock, the amount or time of any payment of any dividend; or (y) reduce the percentage of the outstanding Preferred Stock required for any amendment, consent or waiver hereunder.

    (b)  Any amendment, supplement or waiver effected in accordance with this
Section 9.4 shall be binding upon each holder of any Preferred Stock at the time outstanding, each future holder of any Preferred Stocks and the Company. Notwithstanding any other provision of this Agreement, no consent to any such amendment, supplement or waiver by any holder of Preferred Stock, shall have any effect for the purposes of this Section 9.4 if such amendment, supplement or waiver was obtained in connection with or in anticipation of the purchase by the Company, any Affiliate of the Company or any other Person of any Preferred Stock from the holder thereof, unless the holders of all Preferred Stock at the time outstanding have executed an amendment, supplement or waiver, as the case may be, to substantially the same effect as the amendment, supplement or waiver obtained from such holder of Preferred Stock.

9.5  COUNTERPARTS.

    This Agreement may be executed and delivered to you simultaneously in two or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

9.6  CONSENT TO JURISDICTION AND VENUE.

    The Company hereby irrevocably (i) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement or the Preferred Stock may be brought in a court of record in the State of Georgia or in the courts of the United States of America located in such State, (ii) consents to the jurisdiction of each such court in any such suit, action or proceeding, and
(iii) waives any objection which it may have to the laying of venue of any such claim that any such suit, action or proceeding has been brought in an inconvenient forum and covenants that it will not seek to challenge the jurisdiction of any such court or seek to oust the jurisdiction of any such court, whether on the basis of inconvenient forum or otherwise. The Company irrevocably consents to the service of any and all process in any such suit, action or proceeding by mail copies of such process to the Company at its address for notices provided in Section 9.1 hereof. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. All mailings under this Section 9.6 shall be by registered or certified mail, return receipt requested. Nothing in this Section 9.6 shall affect your right to serve legal process in any other manner permitted by law or affect your right to bring any suit, action or proceeding against the Company or any of its properties in the courts of any other jurisdiction.


                            [SIGNATURES ON FOLLOWING PAGE]

    If the foregoing is satisfactory to you, please sign the form of acceptance on the enclosed counterparts hereof and return the same to the Company, whereupon this letter, as so accepted, shall become a binding contract between you and each of the undersigned.

                                       Very truly yours,

                                       GRAY COMMUNICATIONS SYSTEMS, INC.


                                       By:
                                            Name:
                                            Title:


The foregoing Agreement
  is hereby accepted.

BULL RUN CORPORATION


By:
    Name:
    Title:

                                EXHIBITS AND SCHEDULES


EXHIBIT A      Preferred Stock Designation for Series A Preferred and
                 Series B Preferred
EXHIBIT B      Form of Opinion of Counsel for the Company
EXHIBIT C      Form of New Warrant
EXHIBIT D      Form of Series B Warrant